Exhibit 99.1
(Integrys Energy Group, Inc. Letterhead)

For Immediate Release
February 23, 2011

Contact:   Steven P. Eschbach, CFA
Vice President – Investor Relations
Integrys Energy Group, Inc.
(312) 228-5408

Integrys Energy Group, Inc. Reports Improved 2010 Fourth Quarter Consolidated Financial Results
2011 Consolidated Diluted Earnings Per Share – Adjusted Guidance Remains Unchanged

Chicago – February 23, 2011 – Integrys Energy Group, Inc. (NYSE: TEG) recognized a 62.5% improvement in earnings, on an adjusted basis, in the fourth quarter of 2010 compared with the fourth quarter of 2009.

Net income attributed to common shareholders on a GAAP (generally accepted accounting principles) basis was $71.7 million ($0.91 diluted earnings per share) for the quarter ended December 31, 2010, compared with $23.2 million ($0.30 diluted earnings per share) for the quarter ended December 31, 2009.  During the fourth quarter of 2010, Integrys Energy Group changed its accounting policy related to investment tax credits to provide better matching of the benefit of these credits with the cost of the related investments.  As a result, net income attributed to common shareholders for the fourth quarter of 2009 was retrospectively adjusted downward by $0.3 million from what was originally reported for the fourth quarter of 2009.

Excluding the effects of certain items that are not comparable from one period to the next, Integrys Energy Group's adjusted earnings were $64.2 million ($0.82 diluted earnings per share – adjusted) for the quarter ended December 31, 2010, compared with adjusted earnings of $39.5 million ($0.51 diluted earnings per share – adjusted) for the quarter ended December 31, 2009, an increase of $24.7 million quarter over quarter.

"We ended a very successful 2010 with solid financial results in the fourth quarter," said Charles A. Schrock, Chairman, President and Chief Executive Officer of Integrys Energy Group.  "Considering all we accomplished at the regulated utilities in terms of financial and operational performance and at Integrys Energy Services regarding the completion of our restructuring, 2010 was a very good year."

Management believes that adjusted earnings and diluted earnings per share – adjusted are useful measures for providing investors with additional insight into our operating performance.  Two schedules, which are included at the end of this news release as well as in the supplemental data package on Integrys Energy Group’s website, provide details on these non-GAAP measures. These schedules are titled "Diluted Earnings Per Share Information – Non-GAAP Financial Information" and "Non-GAAP Financial Information Reported by Segment."

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

Unless otherwise noted, the discussion below relates to adjusted earnings, and all dollar amounts are reported on an after-tax basis.

FOURTH QUARTER 2010 HIGHLIGHTS

•
Rate increases at certain of the natural gas utilities, partially offset by higher operating expenses, drove the $11.2 million quarter-over-quarter increase in adjusted earnings for the regulated natural gas utility segment.

•
The primary driver of the $5.2 million increase in adjusted earnings for the regulated electric utility segment was an increase in margins due to retail electric rate increases at both regulated electric utilities and lower fuel and purchased power costs at Wisconsin Public Service Corporation during the fourth quarter of 2010, as compared with authorized fuel and purchased power cost recovery rates for the same period.

•
Adjusted earnings for Integrys Energy Services, Inc. increased $4.2 million quarter over quarter, primarily due to an increase in realized margins in the retail electric markets that Integrys Energy Services is continuing to operate in as part of its revised strategy.

FOURTH QUARTER 2010 RESULTS

Significant drivers of the $24.7 million increase in adjusted earnings are described below, by reportable segment:

•
During the fourth quarter of 2010, the regulated natural gas utility segment recognized adjusted earnings of $40.3 million, compared with adjusted earnings of $29.1 million during the same quarter in 2009.

The $11.2 million increase in adjusted earnings was driven by a $14.3 million quarter-over-quarter increase in regulated natural gas utility segment margins, primarily due to the approximate $17 million impact of rate increases at certain of the natural gas utilities, which were in place in the fourth quarter of 2010, but were not in place in the fourth quarter of 2009.

The increase in regulated natural gas utility segment margins was partially offset by a $5.3 million increase in operating expenses.  This increase primarily resulted from a $3.2 million increase in depreciation and amortization expense and a $2.6 million increase in expenses related to energy conservation programs, which were anticipated in our recent rate cases.

•
During the fourth quarter of 2010, the regulated electric utility segment recognized adjusted earnings of $11.0 million, compared with adjusted earnings of $5.8 million during the same quarter in 2009.  The $5.2 million increase in adjusted earnings primarily resulted from a $6.2 million increase in margins, driven by:

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

-
An approximate $5 million quarter-over-quarter increase due to retail electric rate increases at both of the regulated electric utilities that were in place in the fourth quarter of 2010 but were not in place in the fourth quarter of 2009,

-
An approximate $4 million quarter-over-quarter increase related to lower fuel and purchased power costs incurred at Wisconsin Public Service during the fourth quarter of 2010 as compared with authorized fuel and purchased power cost recovery rates for the same period, and

	-	A partially offsetting $1.7 million quarter-over-quarter decrease in margins from wholesale customers, due to formula rates charged to these customers that reflected lower operating expenses.

•
Adjusted earnings from Integrys Energy Group’s investment in American Transmission Company decreased $0.5 million, to $11.6 million in the fourth quarter of 2010, from $12.1 million in the fourth quarter of 2009.

•	Adjusted earnings for Integrys Energy Services increased $4.2 million, to $6.9 million for the fourth quarter of 2010, from $2.7 million for the fourth quarter of 2009, driven by:
-
A $9.2 million decrease in operating expense, driven by a decrease in employee payroll and benefit expenses, primarily related to the reduction in the size of Integrys Energy Services as a result of the strategy change.

-
An approximate $3 million increase in adjusted earnings due to a quarter-over-quarter change in the effective tax rate.  This change was primarily the result of adjustments to deferred tax amounts in the fourth quarter of 2009 due to anticipated changes in state tax apportionments as a result of the strategy change.

-
A partially offsetting $8.8 million quarter-over-quarter decrease in realized margins.  The primary driver of this decrease was an $11.4 million reduction in realized wholesale natural gas and electric margins quarter over quarter, due to the sale of the wholesale natural gas marketing business in the fourth quarter of 2009 and the sale of the wholesale electric marketing business in the first quarter of 2010, both in conjunction with Integrys Energy Services’ strategy change.  This decrease in margins was partially offset by a net $3.8 million increase in realized retail margins, primarily due to increased marketing efforts and a change in pricing methodology and customer mix in the retail electric markets that Integrys Energy Services is continuing to operate in as part of its revised strategy.

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

•
The holding company and other segment recognized an adjusted net loss of $5.6 million during the fourth quarter of 2010, compared with an adjusted net loss of $10.2 million during the fourth quarter of 2009.  The majority of the $4.6 million decrease in adjusted net loss for the holding company and other segment was driven by intercompany income from fees, including asset usage fees and credit agreement fees, charged under intercompany agreements related to services provided to the regulated natural gas, regulated electric, and Integrys Energy Services segments.

2010 FULL YEAR RESULTS

Integrys Energy Group’s earnings improved 19.5%, on an adjusted basis, in 2010 compared with 2009.

Integrys Energy Group recognized net income attributed to common shareholders on a GAAP basis of $220.9 million ($2.83 diluted earnings per share) for 2010, compared with a net loss attributed to common shareholders on a GAAP basis of $69.6 million ($0.91 net loss per share) for 2009.  A change in accounting policy in the fourth quarter of 2010 led to a retrospective positive adjustment of $1.3 million to the previously reported 2009 net loss.  Net income for 2010 includes the $0.9 million positive impact of this accounting policy change.

Excluding the effects of certain items that are not comparable from one period to the next, Integrys Energy Group's adjusted earnings were $243.8 million ($3.13 diluted earnings per share – adjusted) for 2010, compared with adjusted earnings of $204.0 million ($2.66 diluted earnings per share – adjusted) for 2009, an increase of $39.8 million year over year.

EARNINGS FORECAST

Our guidance range for 2011 consolidated diluted earnings per share on a GAAP basis remains between $3.28 and $3.61.  This guidance assumes operational improvements and rate relief for certain utilities, the availability of generation units, and normal weather conditions.

Our guidance range for 2011 consolidated diluted earnings per share – adjusted also remains between $3.24 and $3.57.  This guidance is adjusted for certain items that are not comparable from one period to the next.  Please see the “Diluted Earnings Per Share Guidance Information” included at the end of this news release and in the supplemental data package on the company's website for more detailed information on earnings guidance.

Integrys Energy Group expects a long-term diluted earnings per share – adjusted growth rate of 4% to 6% on an average annualized basis, using 2011 as the base year, through 2015.

Integrys Energy Group’s management will discuss earnings guidance for 2011 during the earnings conference call at 8 a.m. CST on Thursday, February 24, 2011.

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

"We look forward to 2011 being another successful year," added Schrock.

SUPPLEMENTAL DATA PACKAGE

Concurrent with this news release, a supplemental data package has been posted on Integrys Energy Group’s corporate website that includes this narrative news release, as well as financial statements, non-GAAP financial information, diluted earnings per share guidance information, and supplemental quarterly financial information by reportable segment.

CONFERENCE CALL

An earnings conference call is scheduled for 8 a.m. CST on Thursday, February 24, 2011.   Integrys Energy Group will discuss 2010 fourth quarter and full year financial results, as well as future prospects.  To access the call, which is open to the public, call 888-788-9425 (toll free) 15 minutes prior to the scheduled start time.  Callers will be required to supply EARNINGS as the passcode and MR. STEVEN ESCHBACH as the leader.  Callers will be placed on hold with music until the call begins.  A replay of the conference call will be available through May 3, 2011, by dialing 866-489-8056 (toll free).

Investors may also listen to the conference live on Integrys Energy Group’s corporate website at http://www.integrysgroup.com/investor/presentations.aspx.  An archive of the webcast will be available on the company’s website at http://www.integrysgroup.com/investor/presentations.aspx.

In conjunction with this conference call, Integrys Energy Group will post on its website PowerPoint slides that will be referred to within the prepared remarks during the call.  The slides will be available at 6 a.m. CST on February 24.

FORWARD-LOOKING STATEMENTS

Financial results in this news release are unaudited.  In this news release, Integrys Energy Group and its subsidiaries make statements concerning expectations, beliefs, plans, objectives, goals, strategies, and future events or performance.  Such statements are "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are subject to assumptions and uncertainties; therefore, actual results may differ materially from those expressed or implied by such forward-looking statements.  Although Integrys Energy Group and its subsidiaries believe that these forward-looking statements and the underlying assumptions are reasonable, they cannot provide assurance that such statements will prove correct.

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings, regulatory matters, fuel and natural gas costs, sources of electric energy supply, coal and natural gas deliveries, remediation costs, environmental expenditures, liquidity and capital resources, trends, estimates, completion of construction projects, and other matters.

Forward-looking statements involve a number of risks and uncertainties.  Some risks that could cause results to differ from any forward-looking statement include those described in Item 1A of Integrys Energy Group’s Annual Report on Form 10-K for the year ended December 31, 2010, as may be amended or supplemented in our Quarterly Reports on Form 10-Q.  Other risks and uncertainties include, but are not limited to:

●	Resolution of pending and future rate cases and negotiations (including the recovery of deferred costs) and other regulatory decisions impacting Integrys Energy Group's regulated businesses;
●
The individual and cumulative impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric and natural gas utility industries; financial reform; healthcare reform; changes in environmental and other regulations, including but not limited to, greenhouse gas emissions, other environmental regulations impacting coal-fired generation facilities, energy efficiency mandates, renewable energy standards, and reliability standards; and changes in tax and other laws and regulations to which Integrys Energy Group and its subsidiaries are subject;

●
Current and future litigation and regulatory proceedings, enforcement actions or inquiries, including but not limited to, manufactured gas plant site cleanup, third-party intervention in permitting and licensing projects, compliance with Clean Air Act requirements at generation plants, and prudence and reconciliation of costs recovered in revenues through automatic gas cost recovery mechanisms;

●	The impacts of changing financial market conditions, credit ratings, and interest rates on the liquidity and financing efforts of Integrys Energy Group and its subsidiaries;
●
The residual risks related to exiting parts of Integrys Energy Group's nonregulated energy services business, including settling certain provisions of the related sales agreements at costs greater than anticipated;

●
The risks associated with changing commodity prices (particularly natural gas and electricity) and the available sources of fuel, natural gas, and purchased power, including their impact on margins, working capital, and liquidity requirements;

●	Resolution of audits or other tax disputes with the United States Internal Revenue Service and various state, local, and Canadian revenue agencies;
●	The effects, extent, and timing of additional competition or regulation in the markets in which Integrys Energy Group's subsidiaries operate;
●	The retention of market-based rate authority;

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

●	The risk associated with the value of goodwill or other intangibles and their possible impairment;
●	Investment performance of employee benefit plan assets and the related impact on future funding requirements;
●	Changes in technology, particularly with respect to new, developing, or alternative sources of generation;
●
Effects of and changes in political and legal developments, as well as economic conditions and the related impact on customer demand, including the ability to attract and retain customers for the nonregulated energy services business and to adequately forecast energy usage for Integrys Energy Group's customers;

●	Potential business strategies, including mergers, acquisitions, and construction or disposition of assets or businesses, which cannot be assured to be completed timely or within budgets;
●	The direct or indirect effects of terrorist incidents, natural disasters, or responses to such events;
●
The effectiveness of risk management strategies, the use of financial and derivative instruments, and the ability to recover costs from customers in rates associated with the use of those strategies and financial and derivative instruments;

●
The risk of financial loss, including increases in bad debt expense, associated with the inability of Integrys Energy Group's and its subsidiaries' counterparties, affiliates, and customers to meet their obligations;

●	Customer usage, weather, and other natural phenomena;
●	The utilization of tax credit and loss carryforwards;
●	Contributions to earnings by non-consolidated equity method and other investments, which may vary from projections;
●	The effect of accounting pronouncements issued periodically by standard-setting bodies; and
●	Other factors discussed in the 2010 Annual Report on Form 10-K and in other reports filed by Integrys Energy Group from time to time with the United States Securities and Exchange Commission.

Except to the extent required by the federal securities laws, Integrys Energy Group and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Integrys Energy Group, Inc.

Integrys Energy Group is a diversified holding company with regulated utility operations operating through six wholly owned subsidiaries: Wisconsin Public Service Corporation, The Peoples Gas Light and Coke Company, North Shore Gas Company, Upper Peninsula Power Company, Michigan Gas Utilities Corporation, and Minnesota Energy Resources Corporation;

Integrys Energy Group, Inc. Reports
2010 Fourth Quarter Financial Results
February 23, 2011

nonregulated operations through its wholly owned subsidiary, Integrys Energy Services, Inc.; and a 34% equity ownership interest in American Transmission Company LLC (an electric transmission company operating in Wisconsin, Michigan, Minnesota, and Illinois).

More information about Integrys Energy Group, Inc. is available online at www.integrysgroup.com.

-- Unaudited Financial Statements to Follow --

INTEGRYS ENERGY GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(Millions, except per share data)	2010	2009	2010	2009

Utility revenues	$902.5	$924.9	$3,368.5	$3,495.8
Nonregulated revenues	384.6	648.7	1,834.7	4,004.0
Total revenues	1,287.1	1,573.6	5,203.2	7,499.8

Utility cost of fuel, natural gas, and purchased power	461.0	517.2	1,685.5	1,919.8
Nonregulated cost of fuel, natural gas, and purchased power	326.7	561.6	1,619.8	3,701.3
Operating and maintenance expense	281.0	295.1	1,045.6	1,098.4
Impairment losses on property, plant, and equipment	-	-	43.2	0.7
Net (gain) loss on Integrys Energy Services' dispositions related to strategy change	(0.5)	28.7	14.1	28.9
Restructuring expense	(1.0)	22.0	7.9	43.5
Goodwill impairment loss	-	-	-	291.1
Depreciation and amortization expense	64.9	58.9	265.8	230.6
Taxes other than income taxes	21.7	23.8	93.2	96.3
Operating income	133.3	66.3	428.1	89.2

Miscellaneous income	20.4	21.8	91.5	89.0
Interest expense	(36.7)	(40.4)	(147.9)	(164.8)
Other expense	(16.3)	(18.6)	(56.4)	(75.8)

Income before taxes	117.0	47.7	371.7	13.4
Provision for income taxes	44.6	24.2	148.2	83.7
Net income (loss) from continuing operations	72.4	23.5	223.5	(70.3)

Discontinued operations, net of tax	0.1	0.2	0.2	2.8
Net income (loss)	72.5	23.7	223.7	(67.5)

Preferred stock dividends of subsidiary	(0.8)	(0.8)	(3.1)	(3.1)
Noncontrolling interest in subsidiaries	-	0.3	0.3	1.0
Net income (loss) attributed to common shareholders	$71.7	$23.2	$220.9	$(69.6)

Average shares of common stock
Basic	78.0	76.8	77.5	76.8
Diluted	78.5	77.0	78.0	76.8

Earnings (loss) per common share (basic)
Net income (loss) from continuing operations	$0.92	$0.30	$2.85	$(0.95)
Discontinued operations, net of tax	-	-	-	0.04
Earnings (loss) per common share (basic)	$0.92	$0.30	$2.85	$(0.91)

Earnings (loss) per common share (diluted)
Net income (loss) from continuing operations	$0.91	$0.30	$2.83	$(0.95)
Discontinued operations, net of tax	-	-	-	0.04
Earnings (loss) per common share (diluted)	$0.91	$0.30	$2.83	$(0.91)

CONSOLIDATED BALANCE SHEETS

At December 31
(Millions)	2010	2009

Assets
Cash and cash equivalents	$179.0	$44.5
Collateral on deposit	33.3	184.9
Accounts receivable and accrued unbilled revenues, net of reserves of $41.9 and $57.5, respectively	832.1	958.0
Inventories	247.9	304.3
Assets from risk management activities	236.9	1,522.1
Regulatory assets	117.9	121.1
Deferred income taxes	67.7	92.9
Assets held for sale	-	26.5
Prepaid federal income tax	142.7	93.1
Other current assets	192.9	164.8
Current assets	2,050.4	3,512.2

Property, plant, and equipment, net of accumulated depreciation of $2,900.2 and $2,846.9, respectively	5,013.4	4,941.8
Regulatory assets	1,495.1	1,434.9
Assets from risk management activities	89.4	795.4
Goodwill	642.5	642.5
Other long-term assets	526.0	517.8
Total assets	$9,816.8	$11,844.6

Liabilities and Equity
Short-term debt	$10.0	$222.1
Current portion of long-term debt	476.9	116.5
Accounts payable	453.0	639.4
Liabilities from risk management activities	289.6	1,607.1
Accrued taxes	90.2	81.9
Regulatory liabilities	75.7	100.4
Liabilities held for sale	-	0.3
Other current liabilities	262.4	380.0
Current liabilities	1,657.8	3,147.7

Long-term debt	2,161.6	2,394.7
Deferred income taxes	860.5	652.9
Deferred investment tax credits	45.2	46.0
Regulatory liabilities	316.2	277.6
Environmental remediation liabilities	643.9	658.8
Pension and other postretirement benefit obligations	603.4	640.7
Liabilities from risk management activities	99.7	783.1
Asset retirement obligations	320.9	194.8
Other long-term liabilities	150.6	148.1
Long-term liabilities	5,202.0	5,796.7

Commitments and contingencies

Common stock - $1 par value; 200,000,000 shares authorized; 77,781,685 shares issued;
77,350,079 shares outstanding	77.8	76.4
Additional paid-in capital	2,540.4	2,497.8
Retained earnings	350.8	337.0
Accumulated other comprehensive loss	(44.7)	(44.0)
Shares in deferred compensation trust	(18.5)	(17.2)
Total common shareholders' equity	2,905.8	2,850.0

Preferred stock of subsidiary - $100 par value; 1,000,000 shares authorized; 511,882 shares issued; 510,495 shares outstanding	51.1	51.1
Noncontrolling interest in subsidiaries	0.1	(0.9)
Total liabilities and equity	$9,816.8	$11,844.6

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31
(Millions)	2010	2009
Operating Activities
Net income (loss)	$223.7	$(67.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Discontinued operations, net of tax	(0.2)	(2.8)
Goodwill impairment loss	-	291.1
Impairment losses on property, plant, and equipment	43.2	0.7
Depreciation and amortization expense	265.8	230.6
Recoveries and refunds of regulatory assets and liabilities	28.7	40.8
Net unrealized (gains) losses on nonregulated energy contracts	(55.8)	104.2
Nonregulated lower of cost or market inventory adjustments	0.9	44.2
Bad debt expense	48.0	54.6
Pension and other postretirement expense	67.6	72.4
Pension and other postretirement contributions	(201.8)	(53.3)
Deferred income taxes and investment tax credits	234.1	58.3
Loss on sale of assets	11.4	24.1
Equity income, net of dividends	(14.5)	(16.1)
Other	33.3	37.7
Changes in working capital
Collateral on deposit	163.6	45.5
Accounts receivable and accrued unbilled revenues	97.6	864.8
Inventories	51.1	444.1
Other current assets	(85.5)	39.6
Accounts payable	(25.8)	(604.7)
Other current liabilities	(160.2)	(2.0)
Net cash provided by operating activities	725.2	1,606.3

Investing Activities
Capital expenditures	(258.8)	(444.2)
Proceeds from the sale or disposal of assets	66.0	44.6
Capital contributions to equity method investments	(6.9)	(34.1)
Other	-	(7.0)
Net cash used for investing activities	(199.7)	(440.7)

Financing Activities
Short-term debt, net	(212.1)	(815.7)
Redemption of notes payable	-	(157.9)
Proceeds from sale of borrowed natural gas	21.9	162.0
Purchase of natural gas to repay natural gas loans	(6.5)	(445.2)
Issuance of long-term debt	250.0	230.0
Repayment of long-term debt	(117.2)	(157.8)
Payment of dividends
Preferred stock	(3.1)	(3.1)
Common stock	(186.1)	(206.9)
Issuance of common stock	33.2	-
Proceeds from derivative contracts related to divestitures classified as financing activities	-	33.9
Payments made on derivative contracts related to divestitures classified as financing activities	(157.8)	-
Other	(13.7)	(17.7)
Net cash used for financing activities	(391.4)	(1,378.4)

Change in cash and cash equivalents - continuing operations	134.1	(212.8)
Change in cash and cash equivalents - discontinued operations
Net cash provided by investing activities	0.4	3.2
Net change in cash and cash equivalents	134.5	(209.6)
Cash and cash equivalents at beginning of year	44.5	254.1
Cash and cash equivalents at end of year	$179.0	$44.5

Integrys Energy Group, Inc.

Diluted Earnings Per Share Information – Non-GAAP Financial Information

Non-GAAP Financial Information

Integrys Energy Group prepares financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  Along with this information, we disclose and discuss diluted earnings per share (EPS) – adjusted and adjusted earnings (loss), which are non-GAAP measures.  Management uses these measures in its internal performance reporting and for reports to the Board of Directors.  We disclose these measures in our quarterly earnings releases, on investor conference calls, and during investor conferences and related events.  Management believes that diluted EPS – adjusted and adjusted earnings (loss) are useful measures for providing investors with additional insight into our operating performance because they eliminate the effects of certain items that are not comparable from one period to the next.  Therefore, these measures allow investors to better compare our financial results from period to period.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in conformance with GAAP.

Actual Quarter and Year-to-Date Results for Periods Ended December 31, 2010 and 2009

	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
Diluted EPS	$0.91	$0.30	$2.83	$(0.91)

Special Items (net of taxes):

Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	(0.09)	(0.19)	(0.39)	(0.22)

Settlement of Integrys Energy Services’ supply contracts	0.02	-	0.08	-

Goodwill impairment loss – natural gas utility segment	-	-	-	3.24

Impairment losses on property, plant, and equipment – Integrys Energy Services	-	-	0.33	-

Restructuring expense	(0.01)	0.18	0.06	0.36

Net (gain) loss on dispositions and foreign currency translation gain related to Integrys Energy Services’ strategy change	-	0.22	0.08	0.23

Deferred income tax expense resulting from enactment of federal health care reform legislation	(0.01)	-	0.14	-

Discontinued operations	-	-	-	(0.04)

Diluted EPS – adjusted	$0.82	$0.51	$3.13	$2.66

Average Shares of Common Stock – Diluted (in millions)	78.5	77.0	78.0	76.8

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Net income (loss) attributed to common shareholders is adjusted by reportable segment for special items and their financial impact for the quarters ended December 31, 2010 and 2009.

December 31, 2010				Integrys Energy Services
(Millions)	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Net income (loss) attributed to common shareholders	$40.4	$12.0	$11.6	$6.9	$6.4	$(5.6)	$71.7

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(7.1)	-	(7.1)
Settlement of Integrys Energy Services' supply contracts	-	-	-	-	1.6	-	1.6
Restructuring expense	(0.1)	-	-	-	(0.5)	-	(0.6)
Net gain on dispositions related to Integrys Energy Services’ strategy change	-	-	-	-	(0.3)	-	(0.3)
Deferred income tax expense resulting from enactment of federal health care reform legislation	-	(1.0)	-	-	-	-	(1.0)
Discontinued operations	-	-	-	-	(0.1)	-	(0.1)
Adjusted earnings (loss)	$40.3	$11.0	$11.6	$6.9	$-	$(5.6)	$64.2

December 31, 2009				Integrys Energy Services
(Millions)	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Net income (loss) attributed to common shareholders	$25.0	$0.6	$12.1	$2.7	$(6.6)	$(10.6)	$23.2

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(14.5)	-	(14.5)
Restructuring expense	4.1	5.2	-	-	4.1	0.4	13.8
Net loss on dispositions related to Integrys Energy Services' strategy change	-	-	-	-	17.2	-	17.2
Discontinued operations	-	-	-	-	(0.2)	-	(0.2)
Adjusted earnings (loss)	$29.1	$5.8	$12.1	$2.7	$-	$(10.2)	$39.5

  1

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Diluted earnings per share is adjusted by reportable segment for special items and their financial impact on diluted earnings per share for the quarters ended December 31, 2010 and 2009.

December 31, 2010				Integrys Energy Services
	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Diluted EPS	$0.51	$0.15	$0.15	$0.09	$0.08	$(0.07)	$0.91

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(0.09)	-	(0.09)
Settlement of Integrys Energy Services’ supply contracts	-	-	-	-	0.02	-	0.02
Restructuring expense	-	-	-	-	(0.01)	-	(0.01)
Net gain on dispositions related to Integrys Energy Services' strategy change	-	-	-	-	-	-	-
Deferred income tax expense resulting from enactment of federal health care reform legislation	-	(0.01)	-	-	-	-	(0.01)
Discontinued operations	-	-	-	-	-	-	-
Diluted EPS – adjusted	$0.51	$0.14	$0.15	$0.09	$-	$(0.07)	$0.82

December 31, 2009				Integrys Energy Services
	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Diluted EPS	$0.32	$0.01	$0.16	$0.03	$(0.08)	$(0.14)	$0.30

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(0.19)	-	(0.19)
Restructuring expense	0.05	0.07	-	-	0.05	0.01	0.18
Net loss on dispositions related to Integrys Energy Services' strategy change	-	-	-	-	0.22	-	0.22
Discontinued operations	-	-	-	-	-	-	-
Diluted EPS – adjusted	$0.37	$0.08	$0.16	$0.03	$-	$(0.13)	$0.51

2

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Net income (loss) attributed to common shareholders is adjusted by reportable segment for special items and their financial impact for the years ended December 31, 2010 and 2009.

December 31, 2010				Integrys Energy Services
(Millions)	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Net income (loss) attributed to common shareholders	$84.0	$109.8	$46.2	$15.7	$(12.4)	$(22.4)	$220.9

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(30.6)	-	(30.6)
Settlement of Integrys Energy Services' supply contracts	-	-	-	-	6.4	-	6.4
Impairment losses on property, plant, and equipment	-	-	-	-	25.9	-	25.9
Restructuring expense	(0.1)	(0.2)	-	-	5.0	-	4.7
Net loss on dispositions and foreign currency translation gain related to Integrys Energy Services’ strategy change	-	-	-	-	5.9	-	5.9
Deferred income tax expense resulting from enactment of federal health care reform legislation	6.5	3.5	-	-	-	0.8	10.8
Discontinued operations	-	-	-	-	(0.2)	-	(0.2)
Adjusted earnings (loss)	$90.4	$113.1	$46.2	$15.7	$-	$(21.6)	$243.8

December 31, 2009				Integrys Energy Services
(Millions)	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Net income (loss) attributed to common shareholders	$(172.1)	$88.9	$45.5	$18.9	$(15.1)	$(35.7)	$(69.6)

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(16.9)	-	(16.9)
Goodwill impairment loss	248.8	-	-	-	-	-	248.8
Restructuring expense	4.1	5.2	-	-	17.5	0.4	27.2
Net loss on dispositions related to Integrys Energy Services' strategy change	-	-	-	-	17.3	-	17.3
Discontinued operations	-	-	-	-	(2.8)	-	(2.8)
Adjusted earnings (loss)	$80.8	$94.1	$45.5	$18.9	$-	$(35.3)	$204.0

3

Integrys Energy Group, Inc.

Non-GAAP Financial Information Reported by Segment

Diluted earnings per share is adjusted by reportable segment for special items and their financial impact on diluted earnings per share for the years ended December, 2010 and 2009.

December 31, 2010				Integrys Energy Services
	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Diluted EPS	$1.08	$1.41	$0.59	$0.20	$(0.16)	$(0.29)	$2.83

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(0.39)	-	(0.39)
Settlement of Integrys Energy Services’ supply contracts	-	-	-	-	0.08	-	0.08
Impairment losses on property, plant, and equipment	-	-	-	-	0.33	-	0.33
Restructuring expense	-	-	-	-	0.06	-	0.06
Net loss on dispositions and foreign currency translation gain related to Integrys Energy Services’ strategy change	-	-	-	-	0.08	-	0.08
Deferred income tax expense resulting from enactment of federal health care reform legislation	0.08	0.05	-	-	-	0.01	0.14
Discontinued operations	-	-	-	-	-	-	-
Diluted EPS – adjusted	$1.16	$1.46	$0.59	$0.20	$-	$(0.28)	$3.13

December 31, 2009				Integrys Energy Services
	Natural Gas Utility	Electric Utility	Electric Transmission Investment	Core	Other	Holding Company and Other	Integrys Energy Group Consolidated

Diluted EPS	$(2.24)	$1.16	$0.59	$0.25	$(0.20)	$(0.47)	$(0.91)

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	-	-	-	-	(0.22)	-	(0.22)
Goodwill impairment loss	3.24	-	-	-	-	-	3.24
Restructuring expense	0.05	0.07	-	-	0.23	0.01	0.36
Net loss on dispositions related to Integrys Energy Services' strategy change	-	-	-	-	0.23	-	0.23
Discontinued operations	-	-	-	-	(0.04)	-	(0.04)
Diluted EPS – adjusted	$1.05	$1.23	$0.59	$0.25	$-	$(0.46)	$2.66

4

Integrys Energy Group, Inc.

Diluted Earnings Per Share Guidance Information

2011 Diluted EPS Guidance	Potential 2011
	Low Scenario	High Scenario

Regulated electric utility segment	$1.19	$1.33

Regulated natural gas utility segment	1.11	1.19

Electric transmission investment segment	0.59	0.61

Integrys Energy Services
Core	0.52	0.57
Other	0.04	0.04

Holding company and other segment	(0.17)	(0.13)

Diluted EPS	$3.28	$3.61
Average Shares of Common Stock – Diluted (in millions)	79.0	79.0

Information on Special Items:
Diluted earnings per share guidance is adjusted for special items and their financial impact on the diluted earnings per share guidance for 2011.

Diluted EPS	$3.28	$3.61

Special Items (net of taxes)
Net noncash gains related to derivative and inventory accounting activities at Integrys Energy Services	(0.04)	(0.04)
Diluted EPS – adjusted	$3.24	$3.57
Average Shares of Common Stock – Diluted (in millions)	79.0	79.0

Key Assumptions for 2011:
▪	Operational improvements and rate relief for certain utilities
▪	Availability of generation units
▪	Normal weather conditions